UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 15, 2010

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	1-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 15, 2010, El Paso Electric Company (the “Company”) announced the departure of George A. Williams, Senior Vice President and Chief Operating Officer, effective immediately.

Item 8.01	Other Events

The Company also announced structural changes to its Operations group. Vice President of Transmission and Distribution, Hector Puente, and Vice President of Generation, Andres (Andy) Ramirez, will begin reporting directly to Chief Executive Officer David Stevens. Mr. Puente has been with the Company since 1980 and has served in various capacities, including Vice President of Generation. Mr. Ramirez has been with the Company since 2005. He has 28 years of experience in the electric utility industry. Prior to joining EPE, he served as Executive Director of Gulf Regions Operations for Sempra Energy, a California-based energy company, was Senior Vice President of Power Production for Austin Energy and held various management and engineering positions in generation with Central Power and Light.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: September 15, 2010	By:	/S/ MARY E. KIPP
	Name:	Mary E. Kipp
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer

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